Exhibit 99.1

FOR IMMEDIATE RELEASE	MEDIA CONTACTS AMC Entertainment Inc. (816) 204-5699 Sun Dee Larson, slarson@amctheatres.com

AMC ENTERTAINMENT INC. ANNOUNCES

$600 MILLION DEBT OFFERING

Kansas City, Missouri (December 1, 2010) — AMC Entertainment Inc. (“AMC” or the “Company”) announced today that it is proposing to issue $600 million aggregate principal amount of senior subordinated notes due 2020 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Company intends to use a portion of the net proceeds from this private offering to purchase the Company’s outstanding $325.0 million aggregate principal amount of 11% Senior Subordinated Notes due 2016 (the “2016 Senior Subordinated Notes”) that are tendered pursuant to a cash tender offer and consent solicitation also announced by the Company today and to pay the consent fees in connection with such cash tender offer and consent solicitation.  The Company intends to distribute the remainder of such proceeds to its parent, Marquee Holdings Inc. (“Marquee”), to be applied to Marquee’s cash tender offer and consent solicitation announced today regarding Marquee’s outstanding $240.8 million aggregate principal amount of 12% Senior Discount Notes due 2014 (the “2014 Marquee Notes”). In addition, the Company intends to redeem any of the 2016 Senior Subordinated Notes that remain outstanding after the consummation of the cash tender offer and consent solicitation on or after February 1, 2011 in accordance with the terms of the indenture governing the 2016 Senior Subordinated Notes, as amended pursuant to the consent solicitation. Marquee also intends to redeem any of the 2014 Marquee Notes that remain outstanding after the consummation of the cash tender offer and consent solicitation in accordance with the terms of the indenture governing the 2014 Marquee Notes, as amended pursuant to the consent solicitation.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons pursuant to Regulation S. The Notes will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws. This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Forward Looking Statements

Certain statements in this press release, as well as reports and other information that AMC files with the Securities and Exchange Commission, include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words ‘‘may’’, ‘‘expect’’, ‘‘intend’’, ‘‘estimate’’, ‘‘anticipate’’, ‘‘plan’’, ‘‘foresee’’, ‘‘believe’’ or ‘‘continue’’ and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, which may cause AMC’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: national, regional and local economic conditions that may affect the markets in which AMC and AMC’s joint venture investees operate; the levels of expenditures on entertainment in general and movie theatres in particular; increased competition within movie exhibition or other competitive entertainment mediums; technological changes and innovations, including alternative methods for delivering movies to consumers; the popularity of major motion picture releases; shifts in population and other demographics; AMC’s ability to renew expiring contracts at favorable rates, or to replace them with new contracts that are comparably favorable to AMC; AMC’s ability to integrate the Kerasotes theatres and achieve anticipated synergies with minimal disruption to its business; AMC’s need for, and ability to obtain, additional funding for acquisitions and operations; risks and uncertainties relating to AMC’s significant indebtedness; fluctuations in operating costs; capital expenditure requirements; changes in interest rates; and changes in accounting principles, policies or guidelines. This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty. Except as required by law, AMC assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About AMC Entertainment Inc.

Headquartered in Kansas City, Mo., AMC Entertainment Inc. is a leading theatrical exhibition and entertainment company. With a history of industry leadership and innovation dating back to 1920, the company today serves hundreds of millions of guests annually through interests in 378 theatres with 5,304 screens in five countries. www.amctheatres.com

###